                                                                   Exhibit 10.56

                               LICENSE AGREEMENT
                               -----------------


          This Agreement is made by and between National Jewish Medical and Research Center ("LICENSOR"), a nonprofit educational and research organization organized under the laws of Colorado, and having its principal office at 1400 Jackson Street, Denver, Colorado 80206-2726, and AEOLUS PHARMACEUTICALS, INC. ("LICENSEE"), a corporation organized under the laws of Delaware, and having its principal place of business in Research Triangle Park, North Carolina.

          WHEREAS, LICENSOR and LICENSEE have previously entered a certain Sponsored Research Agreement, dated July 1, 1997, as amended with respect to certain anti-oxidant compounds (the "First Agreement"); and

          WHEREAS, Article 8(b) of the First Agreement provides that LICENSEE shall pay a reasonable royalty of approximately [*] percent ([*]%) to [*] percent ([*]%) on Net Sales of Licensed Products incorporating the valid claims of any other issued patent (issued in the country giving rise to such Net Sales) with the Patent Rights licensed thereunder; and

          WHEREAS, James Crapo, M.D. and other parties have invented the Invention (as hereinafter defined), and LICENSOR owns certain rights, title, and interest in and to such Invention, including related patents, patent applications, and unpatented technology; and

          WHEREAS, the Invention, falls within the definition of results of research as defined in Article 8 of the First Agreement and LICENSEE therefore has an Option to the Invention under certain terms and conditions specified in
Article 8(b) of the First Agreement.

          WHEREAS, LICENSOR has the right to grant licenses to under its rights in the foregoing Invention, and wishes to have the Invention utilized in the public interest; and

          WHEREAS, LICENSOR is willing to grant an exclusive license to LICENSEE to under its rights in the Invention and related patent rights and technology subject to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the parties agree as follows:

                            ARTICLE 1 - DEFINITIONS
                            -----------------------

1.01. "Invention" shall mean the substituted porphyrin compounds and methods of their use invented in part by James Crapo, M.D. and Brian Day, Ph.D., and designated as National Jewish Technology ID No. 2000-15.

Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

1.02. "Patent Rights" shall mean any and all United States and foreign applications filed as of the Effective Date or thereafter with respect to the Invention, and any patent now issued or hereafter issuing on any such patent applications, together with all substitutes, divisions, continuations, extensions, continuations-in-part of such applications naming James Crapo, M.D. or Brian Day, Ph.D. as inventors, or reissues of patents related thereto, to the extent owned by LICENSEE. As of the Effective Date of this Agreement, the Patent Rights are include rights in those patent applications set forth in Exhibit A attached hereto and made a part hereof.
---------

1.03      "Field" or "Field of Use" shall mean all applications of the Patent
Rights.

1.05. "Licensed Product" shall mean any product which is produced or sold by LICENSEE that, in the absence of this Agreement, would infringe one or more valid claims within the Patent Rights, and which is intended for use in, or is used in, the Field.

1.06. "Net Sales" shall mean the gross sales of Licensed Products sold by LICENSEE, its Affiliates and its sublicensees pursuant to this Agreement, less allowances to customers for spoiled, damaged, and returned goods; less quantity, trade, and cash discounts customary in the trade; and less transportation costs, use and sales taxes, and value added taxes. Net Sales shall include commissions paid to sales persons or agents and costs of collections. Licensed Products used by LICENSEE for its own use in the Field shall be considered to be "Net Sales" for purposes of computing royalty obligations, except such Licensed Products used for non-revenue producing activity such as promotional items or samples, or field, pre-clinical or clinical trials. Net Sales shall not include sales between or among LICENSEE, its Affiliates or sublicensees. Licensed Products shall be considered sold when paid.

1.07. "Affiliate" or "Affiliates" shall mean any company which controls, is controlled by or is under common control with LICENSEE. A company shall be regarded as in control of another if it owns or controls at least fifty (50) percent of the stock entitled to vote in election of members of the Board of Directors of the other company.

1.08.     "Major Non - U.S. Country" shall mean any of the following countries:
Canada, France, Germany, Italy, Japan, Spain, United Kingdom

1.09      "Effective Date" shall mean November 17, 2000.

                              ARTICLE 2 - LICENSE
                              -------------------

2.01. Subject to the rights of the U.S. government under Title 35 United States Code Sections 200 through 204, LICENSOR hereby grants to the LICENSEE and LICENSEE hereby accepts from LICENSOR, upon the terms and conditions herein specified, an exclusive world-wide license under the Patent Rights in order to develop, make, have made, use and sell Licensed Products, with the right to sub-license as provided in Article 2.02 below.

2.02. LICENSEE shall have the right to grant sub-licenses to third parties, and to extend to its Affiliates any license granted herein to LICENSEE. Any such sub-licenses or extensions shall be subject to the terms of this Agreement and shall be no less favorable in any respect to LICENSOR than is this license. LICENSEE agrees to be responsible for the performance hereunder by its Affiliates and sub-licensees, if any. Should LICENSEE cancel the Agreement, LICENSEE agrees to assign all such sub-licenses directly to LICENSOR.

2.03. Within thirty (30) days following the execution of this Agreement and thereafter during the period of this Agreement, LICENSOR agrees to provideand LICENSEE with each agree to share with the other: (a) copies of all physical embodiments of information it each may have or later obtain relative to the Patent Rights; and (b) copies of any and all patents or patent applications owned or controlled by the LICENSOR or LICENSEE covering the Invention or the use of the Invention or processes for the manufacture of the Invention, including all Patent Office (U.S. and worldwide) actions received and amendments filed, if any, relative thereto.

2.04. LICENSEE shall not disclose any unpublished technology, know-how, and data included within or Patent Rights and furnished by LICENSOR pursuant to
Article 2.03 above to third parties during the term of this Agreement or at any time thereafter; provided, however, that such disclosure may be made at any time: (a) with the prior written consent of LICENSOR, (b) after the same shall have become public through no fault of LICENSEE, (c) to Affiliates, employees, consultants or sublicensees of LICENSEE or other persons or entities with whom LICENSEE proposes to enter into a business relationship, provided that such sublicensee or third party enters into a confidentiality agreement maintaining the confidentiality of such confidential information or (d) as required by applicable law or regulation.

2.05. LICENSEE agrees to use commercially reasonable efforts to diligently pursue the development of Licensed Products, and to meet with representatives of LICENSOR upon reasonable request (and no less than annually) to discuss such development efforts. Such development efforts will include LICENSEE's commercially reasonable efforts to manufacture or produce a Licensed Product for testing, development, and sale, and also to seek required governmental approvals
of such Licensed Product.   LICENSEE shall have sole discretion as to the timing
of development and commercialization of any Licensed Product on a country by country basis, including discretion to delay development or commercialization after beginning any such efforts, provided that such discretion is exercised in a commercially reasonable manner.

2.06. In the event LICENSEE fails to commence human clinical trials with Licensed Product within [*] years from the Effective Date, the exclusive right and license granted in this Agreement shall convert to a non-exclusive right and license. LICENSEE shall have the right to preserve the exclusive right and license granted in this Agreement for [*] additional years by paying an annual extension fee of [*] dollars ($[*]) for each year of extension, due and payable on the [*] anniversaries of the Effective Date. Subsequently, LICENSEE shall have the right to one additional [*] extension upon paying [*] dollars ($[*]) upon the [*] anniversary of the Effective Date.

           ARTICLE 3 - CONSIDERATION; ROYALTIES; RECORDS; AND REPORTS
           ----------------------------------------------------------

3.01. Upon execution of this Agreement by LICENSOR and LICENSEE, LICENSEE shall pay LICENSOR a licensing fee of [*] dollars ($[*]).

3.02. For the use of valid outstanding patents contained within the Patent Rights in all countries where such exist, LICENSEE shall pay a continuing royalty of [*] percent ([*%]) of the Net

[*] Confidential Treatment Requested; Certain Information Omitted and Filed
          Separately with the SEC.

Sales of Licensed Products incorporating the Invention, covered by a valid claim under the Patent Rights issued in the country giving rise to such Net Sales.

3.03.     LICENSEE shall pay milestone payments to LICENSOR as follows:

          3.03.01. [*] dollars ($[*]) due within thirty (30) days of receiving U.S. Food and Drug Administration ("FDA") marketing approval in the U.S. or comparable regulatory approval in Major Non - U.S.
          Country for the first Licensed Product licensed and developed under this Agreement; and

3.04. After the first commercial sale of a Licensed Product, LICENSEE shall render to LICENSOR on an annual basis a written account of the Net Sales of Licensed Products subject to royalties under Article 3.02. LICENSEE and its Affiliates shall keep full, true, and accurate books of accounts and other records containing all particulars which may be necessary to ascertain and verify properly such Net Sales. Upon LICENSOR's request, LICENSEE and its Affiliates shall permit an independent Certified Public Accountant selected by LICENSOR (except one to whom LICENSEE has some reasonable objections) at LICENSOR's expense to have access during ordinary business hours to such of LICENSEE's or its Affiliates' records as may be necessary to determine, in respect of any quarter ending not more than three (3) years prior to the date of such request, the correctness of any report made under this Agreement. Such Certified Public Accountant shall be obliged to treat as confidential all relevant matters. If any deficiencies in payments from LICENSEE to LICENSOR are identified in the audit, LICENSEE shall pay LICENSOR the amount due within 30 days of completion of the audit. If LICENSEE has paid LICENSOR less than ninety-percent (90%) of the amount determined to be due for a given time period, then LICENSEE shall remit the amount due to LICENSOR and reimburse LICENSOR for the reasonable cost of the audit.

          3.04.01. All royalties shall be ascertained as of June 30 and December 31 of each calendar year, and shall be due and payable within sixty
          (60) days following the end of each such accounting period.

3.05.     Interest on Past Due Amounts.  LICENSEE shall pay LICENSOR interest on
          ----------------------------
all payments and royalties past due, at an annual rate equal to the lesser of ten eighteen (180) percent, or the highest rate permitted under applicable law. Any such payments made by LICENSEE under this Section shall not be construed to cure any breach of this Agreement.

3.06. During the term of this Agreement, representatives of LICENSOR will meet with representatives of LICENSEE at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, with respect to the evaluation and development of Inventions licensed to LICENSEE.

3.07. Payments made to LICENSOR shall be made in Unites States dollars. For the purpose of calculating royalty payments due on any Net Sales by LICENSEE in foreign currencies, the value of such Net Sales shall be converted to United States dollars based on the applicable exchange rate published in the Wall Street Journal as of June 30 and December 31 for the Net Sales for the prior six (6) months.

[*] Confidential Treatment Requested; Certain Information Omitted and Filed
          Separately with the SEC.

                              ARTICLE 4 - PATENTS
                              -------------------

4.01. LICENSEE shall have sole responsibility for the filing, prosecuting and maintaining of the appropriate United States patent protection for patents and patent applications included within the Patent Rights, and all of the expenses of such protection shall be paid by the LICENSEE, including reimbursement of any reasonable out-of-pocket expenses incurred by LICENSOR for activities conducted under this Article at the LICENSEE'S request, provided that such reimbursement shall not exceed $10,000 per year. Such filings, prosecution and maintenance shall be made at the discretion of LICENSEE by counsel of LICENSEE's choosing, and shall be in the name of LICENSOR and such other inventors as are deemed appropriate. LICENSEE shall make all reasonable efforts to obtain broad patent coverage as is reasonably and practicably obtainable, taking into account the need for, likelihood of obtaining and enforceability of such Patent Rights. LICENSEE shall keep LICENSOR advised as of the prosecution of such applications by forwarding to LICENSOR copies of all official correspondence relating thereto. LICENSOR shall have the right to advise
LICENSEE  as to such  prosecution,  and shall have the right to make  reasonable requests as to the conduct of such prosecution and to have official correspondence reviewed by counsel of LICENSOR's choosing. LICENSOR agrees to cooperate with LICENSEE in the prosecution of such patent applications to insure that such applications reflect, to the best of LICENSOR's knowledge, all items of commercial and technical interest and importance. All final decisions with respect to the prosecution of such application shall be made with the mutual agreement of both parties.

4.02. LICENSEE shall designate the foreign countries, if any, in which LICENSEE desires patent protection for patents and patent applications included within the Patent Rights, and, except as provided below, LICENSEE shall have sole responsibility for filing, prosecuting and maintaining such foreign patents and patent applications. LICENSEE agrees to meet with representatives of LICENSOR to discuss a mutually acceptable foreign patent prosecution strategy. LICENSEE shall pay all expenses with regard to such foreign patent protection, and such designated foreign patent applications shall be in the name of LICENSOR and such other inventors as are deemed appropriate. Upon notice to LICENSEE, LICENSOR may elect to seek patent protection in countries not so designated by LICENSEE, in which case LICENSOR shall be responsible for all expenses attendant thereto. In such instances LICENSEE shall forfeit its rights under this Agreement as to those countries unless LICENSEE shall agree to pursue such protection (or reimburse LICENSOR's expenses incurred in the filing for prosecution and maintenance of such patent or patent application) within thirty
(30) days after receiving written notice thereof from LICENSOR. All final decisions with respect to such foreign prosecutions shall be made with the mutual agreement of both parties, except that LICENSOR shall have no obligations to consult with LICENSEE about foreign prosecutions in countries where LICENSEE has elected not to support further prosecution. LICENSEE shall provide written notification to LICENSOR of its intent not to file, prosecute, or maintain any application at least ninety (90) days before any final, irrevocable deadline in the relevant country. If LICENSEE fails to provide such notification, LICENSEE shall reimburse LICENSOR for any reasonable costs expended by LICENSOR to preserve its rights in that country.

4.03. LICENSEE and LICENSOR shall each give the other prompt notice of any claim or allegation received by it that the manufacture, use, or sale of Licensed Products constitutes an infringement of a third party patent or patents. LICENSEE shall have the primary right and responsibility at its own expense to defend and control the defense of any such claim against LICENSEE, by counsel of its choosing. The settlement of any such actions must be approved by

LICENSOR, which approval shall not be unreasonably withheld. LICENSOR agrees to cooperate with LICENSEE in any reasonable manner deemed by LICENSEE to be necessary in defending or prosecuting such action. LICENSEE shall reimburse LICENSOR for all expenses reasonably incurred by LICENSOR in providing such assistance. Notwithstanding the foregoing, LICENSOR shall, in its sole discretion, be entitled to participate through counsel of its own choosing in any such action.

4.04. In the event that any Patent Rights licensed to LICENSEE are infringed by a third party, LICENSEE shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement, by counsel of its choice, including any declaratory judgment action arising from such infringement. Any amounts recovered by LICENSEE from third parties in enforcing such Patent Rights shall be applied first to reimburse LICENSEE's expenses of the action, and any remaining amount shall be deemed Net Sales for purposes of this Agreement. Notwithstanding the foregoing, and in LICENSOR's sole discretion, LICENSOR shall be entitled to participate, through counsel of its own choosing, in any legal action involving third party infringement of Patent Rights; provided that control of such action shall remain with LICENSEE. LICENSEE agrees to reimburse all reasonable expenses incurred by LICENSOR resulting from actions requested by LICENSEE under this Article.

4.05. In the event LICENSEE decides not to pursue an action against the alleged infringer under Article 4.04, it shall inform LICENSOR in writing and LICENSOR may elect to do so at its own expense. LICENSEE shall provide any reasonable assistance deemed necessary by LICENSOR in prosecuting such actions. Any amounts received by LICENSOR from third parties in enforcing Patent Rights under this Article 4.05 shall be retained by LICENSOR.



                    ARTICLE 5 - OPTION UNDER FIRST AGREEMENT
                    ----------------------------------------

5.01. LICENSOR and LICENSEE acknowledge that the Invention is, in part, a result of research covered under Section 8 of the First Agreement and that LICENSEE shall continue to have an option to license technologies developed by Dr. Crapo under the terms of the First Agreement, including but not limited to the option to license technologies developed by Dr. Day in connection with Dr. Crapo under the terms of the First Agreement.

        ARTICLE 6 - GOVERNMENT CLEARANCE, PUBLICATION, OTHER USE, EXPORT
        ----------------------------------------------------------------

6.01. LICENSEE agrees to use its best efforts to have the Licensed Product cleared for marketing in those countries in which LICENSEE intends to sell Licensed Products by the responsible government agencies requiring such clearance. To accomplish such clearances at the earliest possible date, LICENSEE agrees to file, according to the usual practice of LICENSEE, any necessary data with such government agencies. Should LICENSEE cancel this Agreement, LICENSEE agrees to assign its full interest and title in such market clearance application, including all data relating thereto, to LICENSOR at no cost to LICENSOR.

6.02. LICENSEE further agrees that the right of publication of the Invention shall reside in the inventor and other staff of LICENSOR. LICENSOR shall use its best efforts to provide a copy of such publications forty-five (45) days in advance of such submission for review by LICENSEE, but such review will be in no way construed as a right to restrict such publication; provided that LICENSEE may request, and LICENSOR shall agree to, a delay of such proposed publication for an additional period, not to exceed thirty (30) days, in order to protect the potential patentability of any invention described therein. provided further that LICENSOR shall not unreasonably withhold permission for an additional delay of thirty (30) more days to allow time for patent filing. Subject to the foregoing, LICENSEE shall also have the right to publish and/or co-author any publication regarding the application of the Invention, in accordance with traditional standards of academic authorship.

6.03. It is agreed that, notwithstanding any provisions herein, LICENSOR is free to practice under Patent Rights for its own educational, teaching and research purposes without restriction and without payment of royalties or other fees.

6.04. This Agreement is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities and technology.

                      ARTICLE 7 - DURATION AND TERMINATION
                      ------------------------------------

7.01. This Agreement shall become effective upon the Effective Date, and, unless sooner terminated as hereinafter provided, shall continue until the expiration of the last to expire issued patent included in the Patent Rights (or, if no such patent issues, then upon the abandonment of the last patent application included within the Patent Rights). Upon the expiration, but not the earlier termination, of this Agreement, the license granted in Article 2.01 shall continue thereafter on a non-exclusive basis.

7.02. LICENSEE may terminate this Agreement (with respect to a given country or countries, or entirely) at any time by giving LICENSOR written notice at least ninety (90) days prior to such termination, and thereupon terminate its development efforts or the manufacture, use, or sale of Licensed Products covered by such patent application or patent, in each case with respect to a given country or countries or entirely, subject to the provisions of Article
7.04. If, however, LICENSEE fails to provide such notice at least ninety (90) days before a final patent office deadline with respect to any patent application or issued patent, LICENSEE shall reimburse LICENSOR for any reasonable out-of-pocket expenses required to preserve its rights in such application past such deadline.

7.03. Except as provided above, if either party fails to fulfill any of its obligations under this Agreement in any material respect, the non-breaching party may terminate this Agreement, upon written notice to the breaching party, as provided below. Such notice must contain a full description of the event or occurrence constituting a breach of the Agreement. The party receiving such notice will have the opportunity to cure that breach within forty-five (45) days of receipt of notice. If the breach is not cured within that time, the termination will be effective as of the sixtieth (60th) day after receipt of notice. A party's ability to cure a breach will apply only to the first two breaches properly noticed under the terms of this Agreement, regardless of the nature of those breaches. Any subsequent breach by that party will entitle the other party to terminate this Agreement upon proper notice.

7.04. Upon the termination of this Agreement, LICENSEE may notify LICENSOR of the amount of Licensed Products that LICENSEE (including its Affiliates) has on hand and LICENSEE and its Affiliates shall then have a license to sell that amount of Licensed Products, but no more, provided LICENSEE shall pay the royalty thereon at the rate and at the times required herein.

7.05. If during the term of this Agreement, LICENSEE shall become bankrupt or insolvent or if the business of LICENSEE shall be placed in the hands of a receiver or trustee, whether by the voluntary act of LICENSEE or otherwise (which proceeding, in the case of an involuntary act, is not dismissed within sixty (60) days), or if LICENSEE ceases to actively conduct its business, this Agreement shall immediately terminate upon notice to LICENSEE.

                           ARTICLE 8 - GOVERNING LAW
                           -------------------------

8.01. This Agreement shall be construed as having been entered into in the State of Delaware and shall be interpreted in accordance with and its performance governed by the laws of the State of Delaware.

                         ARTICLE 9 - NON-ASSIGNABILITY
                         -----------------------------

9.01. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. However, except as specifically provided herein, LICENSEE may not assign its rights in this Agreement (except to an Affiliate in which case no consent is required) without approval of LICENSOR, such approval not to be unreasonably withheld.

                              ARTICLE 10 - NOTICES
                              --------------------

10.01. It shall be a sufficient giving of any notice, request, report, statement, disclosure or other communication hereunder, if the party giving the same shall deposit a copy thereof in the Post Office in certified mail, postage prepaid, addressed to the other party at its address hereinafter set forth or at such other address as the other party shall have theretofore in writing designated:

          LICENSOR

          Brad Brockbank
          Manager of Intellectual Property and
          Technology Commercialization
          National Jewish Medical and Research Center
          1400 Jackson Street
          Denver, Colorado 80206-2726, USA
          Fax:  303-270-2168
                ------------

          LICENSEE

          AEOLUS PHARMACEUTICALS, INC.

          3200 East Highway 54
          Cape Fear Building, Suite 300
          P.O. Box 14287
          RTP, NC 27709


10.02. The date of giving any such notice, request, report, statement, disclosure or other communications, and the date of making any payment hereunder required (provided such payment is received), shall be the earlier of (i) three
(3) days following the date of the U.S. postmark of such envelope if marked or
(ii) the actual date of receipt.

           ARTICLE 11 - INDEMNITY, INSURANCE, REPRESENTATIONS, STATUS
           ----------------------------------------------------------

11.01. LICENSEE agrees to indemnify, hold harmless, and defend LICENSOR, its trustees, officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses, including reasonable attorneys fees, resulting from or arising out of the exercise of this license. LICENSEE shall not be responsible for the negligence or intentional wrongdoing of LICENSOR, nor shall LICENSEE be responsible for amounts paid in settlement of any claim without its approval.

11.02. LICENSEE shall maintain in force at its sole cost and expense with reputable insurance companies, general liability insurance and products liability insurance coverage in an amount LICENSEE deems to be reasonably sufficient, to protect against liability under Article 11.01 above. LICENSEE shall provide evidence of such coverage to LICENSOR upon request. LICENSOR shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner.

11.03. Nothing in this Agreement shall be deemed to be a representation or warranty by LICENSOR of the validity of any of the patents or the accuracy, safety, efficacy, or usefulness for any purpose of Patent Rights. LICENSOR shall have no obligation, express or implied, to supervise, monitor, review, or otherwise assume responsibility for the production, manufacture, testing, marketing, or sale of any Licensed Product, and LICENSOR shall have no liability whatsoever to LICENSEE or any third parties for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person or entity, arising out of or in connection with or resulting from this Agreement, including:

          11.03.02.   the production, use, or sale of any Licensed Product;

          11.03.02.   the use of Patent Rights; or

          11.03.03. any advertising or other promotional activities with respect to any of the foregoing.

11.04.    LICENSOR represents and warrants to LICENSEE as follows:

          11.04.01. LICENSOR has the lawful right to grant the license provided in this Agreement and that it has not granted rights or licenses in derogation of this Agreement. LICENSOR agrees that, during the term of this Agreement, it shall not enter into any other
          agreements   that  conflict  with  rights  or   obligations   provided
          hereunder, including any rights and obligations that survive termination hereof.

          11.04.02. To the best of LICENSOR's knowledge, except for rights owned by LICENSEE, LICENSOR owns all right, title and interest in and to the Invention, and the Patent Rights, free and clear of all liens, claims and encumbrances of any inventor other than Drs. Crapo and Day, or any third party other than the federal government.

11.05. Neither party hereto is an agent of the other party for any purpose whatsoever.

                       ARTICLE 12 - USE OF A PARTY'S NAME
                       ----------------------------------

12.01. Neither party will, without the prior written consent of the other party:

          12.01.01. use in advertising or publicity any trade-name, trademark, trade device, service mark, symbol, or any abbreviation contraction, or simulation thereof owned by the other party;

          12.01.02. use the name of any employee or agent of the other party in any publication, publicity or advertising; or

          12.01.03. represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party.

12.02 Notwithstanding Article 12.01, above, it is the intent of the parties that LICENSEE may, without the prior approval of LICENSOR, use the names of Drs. Crapo and Day in materials related to LICENSEE and its products that are intended for the purpose of seeking investors, sublicensees, or development partners for Licensed Products, or that are required to be submitted by any authoritative governmental agency.

                             ARTICLE 13 - SEVERANCE
                             ----------------------

13.01. This Agreement, including any schedules or other attachments which are incorporated herein by reference, contain the entire agreement between the parties as to its subject matter. This Agreement merges all prior discussions between the parties and neither party shall be bound by conditions, definitions, warranties, understandings, or representations concerning such subject matter except as provided in this Agreement or as may be specified later in writing and signed by the properly authorized representatives of the parties. This Agreement can be modified or amended only by written agreement duly signed by persons authorized to sign agreements on behalf of the parties.

                              ARTICLE 14 - WAIVER
                              -------------------

14.01. The failure of a party in any instance to insist upon the strict performance of the terms of this Agreement shall not be construed to be a waiver or relinquishment of any of the terms of this Agreement, either at the time of the party's failure to insist upon strict performance or at any time in the future, and such term or terms shall continue in full force and effect.

                         ARTICLE 15 - ENTIRE AGREEMENT
                         -----------------------------

15.01 This Agreement, including any schedules or other attachments which are incorporated herein by reference, contain the entire agreement between the parties as to its subject matter. This Agreement merges all prior discussions between the parties and neither party shall be bound by conditions, definitions, warranties, understandings, or representations concerning such subject matter except as provided in this Agreement or as may be specified later in writing and signed by the properly authorized representatives of the parties. This Agreement can be modified or amended only by written agreement duly signed by persons authorized to sign agreements on behalf of the parties.

                              ARTICLE 16 - TITLES
                              -------------------

16.01 All titles and article headings contained in this Agreement are inserted only as a matter of convenience and reference. They do not define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

                          ARTICLE 17 - CONFIDENTIALITY
                          ----------------------------

17.01. This Agreement and the terms and conditions thereof are confidential and may not be released or published by either party without the express written consent of the other party; provided, however, that such disclosure may be made at any time: (a) to Affiliates or sub-licensees of LICENSEE or potential investors or other persons or entities with whom LICENSEE proposes to enter into a business relationship, provided that such sublicensee or third party enters into a confidentiality agreement maintaining the confidentiality of such confidential information or (b) as required by applicable law or regulation or
(c) either party, including any Affiliate, may make reasonable disclosure of this Agreement, at its own discretion, and the financial and other terms hereof in any filings required by the Securities and Exchange Commision (the "SEC"), or
(d) in connection with and subsequent to any offering of LICENSEE's securities to the public, on Form S-1 (or other applicable registration form), Form 10-K, Form 10-Q, Form 8-K or other applicable SEC form, and in the footnotes to any financial statement or (d) LICENSEE may file this Agreement as an exhibit to any Form S-1, Form 10-K, Form 10-Q, Form 8-K or other applicable SEC form or (e) either party may describe this Agreement in the "Management's Discussion and Analysis of Financial Conditions and Results of Operations" section or any other applicable section of any filing with the SEC or other governing bodies.

                          - EXECUTION PAGE FOLLOWING -

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.

LICENSOR:           NATIONAL JEWISH MEDICAL AND RESEARCH CENTER
--------


                              By: /s/ [ILLEGIBLE]
                                 ------------------------------------
                              Title: Executive Vice President and CAO
[SEAL]                              ---------------------------------
                              Date: 11/9/00
                                   ----------------------------------

ATTEST:

By: /s/ Heidi H. Huddleston
   ------------------------
   Notary Public



LICENSEE:                AEOLUS PHARMACEUTICALS, INC.
--------



                              By: /s/ Clayton I. Duncan
                                 ----------------------
                              Title: President and CEO
                                    -------------------
[SEAL]                        Date: 11/17/00
                                   --------------------


ATTEST:

By: /s/ Amelia Wright Frazier
   --------------------------
   Notary Public